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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):   March 5, 1998
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                          Banyan Systems Incorporated
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             (Exact Name of Registrant as Specified in its Charter)


                                 Massachusetts
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                (State or Other Jurisdiction of Incorporation)


        0-20364                                          04-2798394
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(Commission File Number)                   (I.R.S. Employer Identification No.)


120 Flanders Road
Westboro, MA                                                      01581
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(Address of Principal Executive Offices)                        (Zip Code)


                                (508) 898-1000
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             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.

     On March 5, 1998, Banyan Systems Incorporated (the "Company") issued and sold to HarbourVest Partners V-Direct Fund, L.P. ("HarbourVest"), for an aggregate purchase price of $10,000,000, (i) 263,158 shares of Series A Convertible Preferred Stock, $.01 par value per share ("Series A Preferred"),
(ii) warrants to purchase 65,790 shares of Series B Convertible Preferred Stock, $.01 par value per share ("Series B Preferred"), with an exercise price of $45.00 per share, and (iii) warrants to purchase 65,790 shares of Series C Convertible Preferred Stock, $.01 par value per share ("Series C Preferred," and collectively with the Series A Preferred and the Series B Preferred, the "Preferred Stock"), with an exercise price of $50.00 per share.

     Each share of Preferred Stock is initially convertible, at the option of the holder, into ten shares of Common Stock, $.01 par value per share (the "Common Stock"), subject to adjustment for certain dilutive issuances. Assuming the conversion of all shares of Preferred Stock into Common Stock, HarbourVest currently holds an approximately 13% ownership interest in the Company. The Preferred Stock is generally entitled to vote together with the Common Stock on all matters submitted to stockholders.

     The holders of Series A Preferred are entitled to elect one member of the Company's Board of Directors, and Robert M. Wadsworth, a managing director of HarbourVest Partners, has joined the Board as the Series A Preferred designee. HarbourVest was also granted registration rights and the right to participate in certain future private equity financings of the Company. In the event of a sale, merger or similar transaction involving the Company's majority-owned subsidiary, Switchboard Incorporated, HarbourVest shall have the right to exchange a certain percentage of its shares of the Company (initially 50%) for its pro rata portion of the proceeds received by the Company in such transaction.

     At the Company's 1998 Annual Meeting of Stockholders, the Company intends to seek stockholder approval for an amendment to its Amended and Restated Articles of Organization increasing the number of shares of Common Stock authorized for issuance. In the event stockholder approval is not obtained, HarbourVest will be entitled to redeem 40% of its outstanding shares and warrants for cash in an amount equal to 40% of the original purchase price.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Preferred Stock and Warrant Purchase Agreement, the Series B Preferred Warrant, the Series C Preferred Warrant and the Certificate of Vote of Directors Establishing a Class or Series of Stock, which are filed as Exhibits 10.47, 10.48, 10.49 and 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

                                      -2-
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.
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     See Exhibit Index attached hereto.


                                      -3-
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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 9, 1998           Banyan Systems Incorporated
                              ---------------------------------------------
                                         (Registrant)


                              By:   /s/ Richard M. Spaulding
                                  --------------------------------------------
                                  Richard M. Spaulding
                                  Vice President, Chief Financial
                                  Officer and Treasurer


                                      -4-
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                                 EXHIBIT INDEX

Exhibit
Number                               Description
-------                              -----------

  3.3 Certificate of Vote of Directors Establishing a Class or Series of Stock, dated March 5, 1998

 10.47 Preferred Stock and Warrant Purchase Agreement between the Company and HarbourVest Partners V-Direct Fund, L.P., dated as of March 5, 1998

 10.48 Warrant to purchase shares of Series B Convertible Preferred Stock, issued by the Company to HarbourVest Partners V-Direct Fund, L.P. as of March 5, 1998

 10.49 Warrant to purchase shares of Series C Convertible Preferred Stock, issued by the Company to HarbourVest Partners V-Direct Fund, L.P. as of March 5, 1998

  99               Press Release dated March 5, 1998